Exhibit 10.55

Execution Version

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

This Amendment No. 2 to Guarantee Agreement, dated as of August 20, 2013 (this “Agreement”) is made by Robert F. X. Sillerman (in his capacity as an individual and not as an officer, director or member (or other similar analogous role) of any entity), and his successors and permitted assigns (the “Affirming Party”) and acknowledged by Barclays Bank PLC, as collateral agent (the “Collateral Agent”) on behalf of the Secured Parties. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Amendment (as defined below).

W I T N E S S E T H:

WHEREAS, SFX INTERMEDIATE HOLDCO II LLC, a Delaware limited liability company, the other Persons listed on the signature pages thereof, the Lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent have entered into that certain Amendment No. 3, Consent and Waiver Agreement dated as of the date hereof (the “Amendment”); and

WHEREAS, in order to induce the Lenders to make the additional Term Loans under the terms provided in the Amendment, the Affirming Party (as of the date hereof, a shareholder, Executive Chairman of the Board of Directors and the Chief Executive Officer of the sole member of Holdings) committed to execute and deliver this Agreement, whereby the Affirming Party affirms his obligations and guaranties under that certain Guarantee Agreement, dated as of March 15, 2013, as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of June 5, 2013 (as further amended, restated, extended, supplemented, modified and otherwise in effect to the date hereof, the “Guarantee”), between the Affirming Party and the Collateral Agent.

NOW, THEREFORE, in consideration of the above premises, the Affirming Party agrees as follows:

Section 1.                                          Acknowledgment of Increase.  In accordance with clause (iii)(y) of Section 3 of the Guarantee, the Affirming Party acknowledges that, as of the Amendment No. 3 Effective Date, the principal amount and interest rate (including, without limitation, any Default Interest) and Obligations pursuant to Section 9.03 of the Credit Agreement shall be defined and calculated based on the definitions in and terms of the Credit Agreement and other Loan Documents as of the Amendment No. 3 Effective Date and as amended by the Amendment.

Section 2.                                          Amendment to the Guarantee.  On the Amendment No. 3 Effective Date, the Guarantee is hereby amended as follows:

(a)                                 Section 3 of the Guarantee is hereby amended by replacing the phrase “as of the date hereof” in clause (ii)(y) thereof with “as of the Amendment No. 3 Effective Date (and as amended by Amendment No. 3).”

Section 3.                                          Confirmation of Guarantee.

(a)                                 The Affirming Party ratifies and confirms all of the terms and conditions of the Guarantee and all documents, instruments and agreements related thereto, which remain in full force and effect and which shall remain in full force and effect on a continuous basis following the Amendment No. 3 Effective Date. The Affirming Party acknowledges that his obligations and liabilities under the Guarantee continue in full force and effect on a continuous basis, unpaid and undischarged, except as expressly provided in the Guarantee.  The Guarantee, together with this Agreement, shall be read and construed as a single agreement.  This Agreement shall constitute a Loan Document.

(b)                                 As of the Amendment No. 3 Effective Date, the Affirming Party affirms the guarantees made in favor of each Secured Party under the Guarantee, which guarantees shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof on and subject to the terms and conditions set forth in the Guarantee.

(c)                                  As of the Amendment No. 3 Effective Date, the Affirming Party affirms the waivers made under the Guarantee, which waivers shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof on and subject to the terms and conditions set forth in the Guarantee.

Section 4.                                          Representations and Warranties.  The execution and delivery by the Affirming Party of this Agreement and the performance of his obligations hereunder constitutes a legal, valid and binding obligation of the Affirming Party, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.                                          Limitation of this Agreement.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Agreement shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Guarantee or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Collateral Agent or Secured Parties may now have or may have in the future under or in connection with the Guarantee or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Agreement, each reference in the Guarantee to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Guarantee shall mean the Guarantee as amended hereby.  This Agreement shall be construed in connection with and as part of the Guarantee.

Section 6.                                          Miscellaneous.

(a)                                 Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their respective successors and permitted assigns; provided, that the Affirming Party shall not have any right to assign his rights or obligations hereunder without the consent of the Collateral Agent, and any such assignment in violation of this Section shall be null and void; provided, further, that in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. Subsequent to any such assignment, the Agreement shall remain binding upon the Affirming Party. This Agreement shall be binding upon the Affirming Party’s successors, assigns, heirs, administrators, executors and legal representatives. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in the event of the death or disability of the Affirming Party, this Agreement shall remain binding on the Affirming Party’s estate or legal representatives, as the case may be.

(b)                                 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.  This Agreement shall be subject to the provisions regarding Jurisdiction, Waiver of Venue, Services of Process and Waiver of Jury Trial set forth in Sections 16 and 17 of the Guarantee and such provisions are incorporated herein by reference, mutatis mutandis.

(c)                                  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d)                                 Headings. The Section headings used in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction hereof or be taken into consideration in interpreting this Agreement.

(e)                                  Independent Obligations. The obligations of the Affirming Party hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against the Affirming Party and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Guarantor, any Loan Party or any other Collateral and without first joining any other Guarantor or any Loan Party in any proceeding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

AFFIRMING PARTY

ROBERT F. X. SILLERMAN

By:	/s/ Robert F.X. Sillerman

Address of principal residence:
150 East 70th Street
New York, NY 10021

[Signature Page to Amendment No. 1 to Guarantee Agreement]

Acknowledged and Agreed to:

BARCLAYS BANK PLC,
as Collateral Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Amendment No. 1 to Guarantee Agreement]